UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2019

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, Tower International, Inc. (“Tower”) announced that Reid Southby, age 40, has been hired by Tower as its Executive Vice President and General Manager, North America. Mr. Southby joins Tower from GKN Powder Metallurgy where he served as President of Global Large Segment Operations – GKN Sinter Metals since 2014. Prior to that, Mr. Southby was with Magna Powertrain from 2006 to 2014, and with American Axle from 2003 to 2006. Mr. Southby earned his BSE in Industrial and Operations Engineering at University of Michigan in 2003, and his MBA from Kellogg School of Management at Northwestern University in 2010.

In connection with his retention, Tower (through its wholly-owned subsidiary Tower Automotive Operations USA I, LLC) and Mr. Southby have entered into a written employment agreement (the “Employment Agreement”) for an initial term that expires on December 31, 2020, subject to annual renewal thereafter unless either Tower or Mr. Southby gives the other at least sixty day’s advance notice of non-renewal. The terms of the Employment Agreement, include:

•	an annual base salary of $500,000, subject to periodic review and adjustment by the compensation committee of Tower’s Board of Directors;
•	a variable annual bonus with a target amount equal to 100% of base salary;
•	an annual long term incentive award pursuant to Tower’s equity incentive plan with a target amount equal to 150% of base salary;
•	a retention bonus of $465,000 payable if Mr. Southby remains employed with Tower through June 1, 2020, or terminates due to death or disability;
•	accelerated vesting of all outstanding equity-based awards granted to Mr. Southby upon a change in control of Tower; and
•	severance payments and benefits in the event of Mr. Southby’s involuntary termination of employment without cause (including due to death or disability) or resignation for good reason. Enhanced severance is also payable if Mr. Southby’s employment is involuntarily terminated without cause or if he resigns for good reason within two years following a change in control of Tower.

Mr. Southby’s Employment Agreement includes customary restrictions with respect to the disclosure and use of Tower’s confidential information, as well as non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter (two years if he becomes entitled to enhanced severance as a result of a termination of employment following a change in control of Tower). Severance under the Employment Agreement is conditioned upon Mr. Southby’s execution of a general release of any and all claims arising out of or related to his employment with Tower and the termination of his employment.

The preceding summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report.

The Board of Directors also accepted Pär Malmhagen’s resignation as President of Tower, effective June 30, 2019, and appointed James Gouin, Tower’s Chief Executive Officer, as President to succeed Mr. Malmhagen. Tower also announced that Mr. Malmhagen is resigning from employment with Tower effective June 30, 2019.

The registrant announced the foregoing changes in a press release disseminated on June 17, 2019. A copy of the press release is annexed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit 10.1:	Employment Agreement, dated as of May 31, 2019, between Reid Southby and Tower Automotive Operations USA I, LLC.

Exhibit 99.1:	Press release of Tower International, Inc., dated June 17, 2019, reporting (i) the retention of Reid Southby as Executive Vice President and General Manager, North America, and (ii) James Gouin’s appointment as President to succeed Pär Malmhagen in such position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By: /s/ Jeffrey L. Kersten

Name: Jeffrey L. Kersten
Title: Chief Financial Officer

Dated: June 17, 2019

Exhibit Index

Exhibit 10.1:	Employment Agreement, dated as of May 31, 2019, between Reid Southby and Tower Automotive Operations USA I, LLC.

Exhibit 99.1:	Press release of Tower International, Inc., dated June 17, 2019, reporting (i) the retention of Reid Southby as Executive Vice President and General Manager, North America, and (ii) James Gouin’s appointment as President to succeed Pär Malmhagen in such position.

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